UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016
____________________

RAIT Financial Trust
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (215) 207-2100
N/A
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

RAIT enters into Repurchase Agreement to repurchase 464,000 Series D Preferred Shares for $11.6 million.

Effective November 23, 2016, RAIT Financial Trust (“ RAIT ”), RAIT Partnership, L.P. (the “ Operating Partnership ”), Taberna Realty Finance Trust (“ TRFT ”), and RAIT Asset Holdings IV, LLC (“ RAIT IV ”) and together with RAIT, the Operating Partnership and TRFT, the “ Issuer Parties ”) and ARS VI Investor I, LP, (formerly known as ARS VI Investor I, LLC (the “ Investor ”) entered into a Securities Repurchase Agreement (the “Repurchase Agreement”). The Repurchase Agreement sets forth the terms and conditions whereby RAIT has agreed to repurchase and cancel 464,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of RAIT (such series being referred to as the “Series D Preferred Shares” and such shares being repurchased being referred to as the  “Repurchased Shares”) and RAIT IV would repurchase and cancel 464,000 Preferred Units of RAIT IV (the “Repurchased Units,” and, together with the Repurchased Shares, the “Repurchased Securities”) for a purchase price of $11.6 million, together with any accrued and unpaid dividends on the Repurchased Shares to but excluding the date of repurchase.  The Repurchase Agreement provides that the closing of the repurchase of the Repurchased Securities is scheduled to occur five business days after the satisfaction or waiver of defined conditions, including, without limitation, a condition to the Issuer Parties obligations under the Repurchase Agreement that the closing of the securitization transaction referenced in Item 8.01 of this report has occurred.   RAIT expects the transactions contemplated by the Repurchase Agreement to be completed on or about December 7, 2016, subject to the terms and conditions of the Repurchase Agreement.

Andrew M. Silberstein serves as a Trustee on RAIT’s Board of Trustees as the Investor Board Designee (as defined in the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of October 1, 2012 by and among the Issuer Parties and the Investor). Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC (“Almanac”), an affiliate of the Investor and holds indirect equity interests in the Investor. Pursuant to the Securities Purchase Agreement, RAIT sold to the Investor on a private placement basis in four sales between October 2012 and March 2014 for an aggregate purchase price of $100.0 million the following securities, in the aggregate: (i) 4,000,000 Series D Preferred Shares, (ii) common share purchase warrants exercisable for RAIT common shares (the “ Common Shares ”) and (iii) common share appreciation rights with respect to Common Shares, all described in RAIT’s most recent quarterly report on Form 10-Q.   If the transactions contemplated by the Repurchase Agreement are completed, there will be 3,536,000 Series D Preferred Shares outstanding.

The summary in this report of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document which is incorporated herein by reference to Exhibit 10.1 hereto. Such exhibit has been filed solely to provide information regarding its terms. Such exhibit may contain representations and warranties that the parties thereto made solely for the benefit of the other parties. In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by investors, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.

Item 8.01 Other Events.

On November 30, 2016, RAIT issued a press release announcing the closing of a non-recourse, floating-rate commercial mortgage backed securities transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report.  Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rait Financial Trust

Date: November 30, 2016	By:	/s/ James J. Sebra
Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Securities Repurchase Agreement dated as of November 23, 2016 by and among ARS VI Investor I, LP, RAIT Financial Trust, RAIT Partnership, L.P. Taberna Realty Finance Trust, and RAIT Asset Holdings IV, LLC.

99.1	Press Release

5